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                                                                     EXHIBIT 5.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Sponsor and Trustee of
The Merrill Lynch Fund of Stripped ("Zero") U.S. Treasury Securities, Series C, D, E, F, G, H, J, K and L

We consent to the use in this Post-Effective Amendment No. 20 to Registration Statement Numbers: 33-02813, 33-13386, 33-21320, 33-28038, 33-34403, 33-39606,
33-49519, 33-53085 and 333-76661 on Form S-6 of our opinion dated February 18, 2005, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 28, 2005